EXHIBIT 23.0

April 19, 2000

Board of Directors
Moore Solutions, Inc.
10570 South Federal Highway
Port St. Lucie, FL 34952


                        CONSENT OF INDENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use of our audit report dated February 8, 2000 (and all references to our firm) included in Moore Solution Inc.'s Form S-4 for the periods ended December 31, 1999, 1998, 1997, and 1996 which is incorporated by reference in Form S-4's report for the period ended June 30, 1999.
                         /s/ DiBartolomeo, McBee & Associates, PA
                         ________________________________________
                         DiBartolomeo, McBee & Assoicates, PA
                         Certified Public Accountants

April 19, 2000